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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                          AIRTOUCH COMMUNICATIONS, INC.

  A Delaware corporation                        I.R.S. Employer No. 94-3213132

                              One California Street
                             San Francisco, CA 94111
                        ---------------------------------

        AIRTOUCH COMMUNICATIONS, INC. 1993 LONG-TERM STOCK INCENTIVE PLAN

                               Agent for Service:
                                Margaret G. Gill
           Senior Vice President Legal, External Affairs and Secretary
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000

                  Please send copies of all communications to:
                             Sharon A. Le Duy, Esq.
                          AirTouch Communications, Inc.
                              One California Street
                             San Francisco, CA 94111
                                 (415) 658-2000
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                         Proposed Maximum   Proposed
Title of                                                 Offering           Maximum
Securities                          Amount               Price Per          Aggregate        Amount of
to be                               to be                Share              Offering         Registration
Registered                          registered                              Price            Fee
---------------------------------------------------------------------------------------------------------
Common Stock $.01 par value (1)     15,000,000 shares    $49.3125(2)        $739,687,500     $218,208
=========================================================================================================

(1) Including associated Series A Participating Preferred Stock purchase rights.

(2) Estimated in accordance with Rule 457(c), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on April 16, 1998.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

        The contents of the registrant's Registration Statements on Form S-8 (File Nos. 33-57081, 33-64553 and 333-17891), are incorporated herein by reference.


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Item 8.    Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number          Description
------          -----------
5           Opinion of Margaret G. Gill, Senior Vice President Legal, External
            Affairs and Secretary

23.1        Consent of Margaret G. Gill, included in Exhibit 5

23.2        Consent of Price Waterhouse LLP

23.3        Consent of Ernst & Young LLP for Cellular Communications, Inc.

23.4        Consent of KPMG Deutsche Treuhand-Gesellschaft for Mannesmann
            Mobilfunk GmbH

23.5        Consent of Coopers & Lybrand L.L.P. for CMT Partners

23.6        Consent of Ernst & Young LLP for New Par

23.7        Consent of Arthur Andersen LLP for Kansas Combined Cellular

24          Power of Attorney



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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 20, 1998.

AIRTOUCH COMMUNICATIONS, INC.


/s/  MOHAN S. GYANI
------------------------------------------------------
By:  Mohan S. Gyani
     Executive Vice President, Chief Financial Officer

                                      * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on April __, 1998.

         Signature                                 Title
         ---------                                 -----
SAM GINN*                             Chairman of the Board and Chief Executive Officer
---------------------------------     (Principal Executive Officer)
Sam Ginn


/s/  MOHAN S. GYANI                   Executive Vice President and Chief Financial Officer
---------------------------------     (Principal Financial Officer
Mohan S. Gyani                        Principal Accounting Officer)

ARUN SARIN*                           President, Chief Operating Officer and Director
---------------------------------
Arun Sarin


CAROL A. BARTZ*                       Director
---------------------------------
Carol A. Bartz


MICHAEL J. BOSKIN*                    Director
---------------------------------
Michael J. Boskin


C. LEE COX*                           Director
---------------------------------
C. Lee Cox


DONALD G. FISHER*                     Director
---------------------------------
Donald G. Fisher


PAUL HAZEN*                           Director
---------------------------------
Paul Hazen


ARTHUR ROCK*                          Director
---------------------------------
Arthur Rock


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
---------------------------------
Charles R. Schwab                     Director


GEORGE P. SHULTZ*                     Director
---------------------------------
George P. Shultz


CHANG-LIN TIEN*                       Director
---------------------------------
Chang-Lin Tien


*By: /s/ MOHAN S. GYANI
---------------------------------
         Mohan  S. Gyani
         Attorney-in-fact



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

EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.


Exhibit
Number      Description
------      -----------
5           Opinion of Margaret G. Gill, Senior Vice President Legal, External
            Affairs and Secretary

23.1        Consent of Margaret G. Gill, included in Exhibit 5

23.2        Consent of Price Waterhouse LLP

23.3        Consent of Ernst & Young LLP for Cellular Communications, Inc.

23.4        Consent of KPMG Deutsche Treuhand-Gesellschaft for Mannesmann
            Mobilfunk GmbH

23.5        Consent of Coopers & Lybrand L.L.P. for CMT partners

23.6        Consent of Ernst & Young LLP for New Par

23.7        Consent of Arthur Andersen LLP for Kansas Combined Cellular

24          Power of Attorney


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